EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-4325, 33-54657 and 333-71003) of Coca-Cola Bottling Co. Consolidated of our report dated February 16, 2000 relating to the financial statements, which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 28, 2000